Exhibit 10.2
INTELIUS, INC.
STOCK OPTION GRANT NOTICE
     Intelius, Inc. (the “Company”) hereby grants to Participant an Option (the “Option”) to purchase shares of the Company’s Class A Common Stock. The Option is subject to all the terms and conditions set forth in this Stock Option Grant Notice (this “Grant Notice”) and in the Stock Option Agreement (the “Agreement”), which are attached to and incorporated into this Grant Notice in its entirety.

Participant:	[NAME]

Grant Date:	[DATE]

Vesting Commencement Date:	[DATE]

Number of Shares Subject to Option:	[NUMBER OF SHARES]

Exercise Price (per Share):	[PRICE]

Option Expiration Date:	[DATE] (subject to earlier termination in accordance with the terms of the Stock Option Agreement)

Type of Option:	Nonqualified Stock Option

Vesting and Exercisability Schedule:	1/4 of the shares will vest and become exercisable on the one-year anniversary of your service at Intelius.

1/48 of the shares will vest and become exercisable for each additional one-month period of continuous service completed thereafter at Intelius so that your Option become 100% vested after four years of service at Intelius.
Additional Terms/Acknowledgment: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the terms and conditions contained in the Stock Option Agreement. Participant further acknowledges and agrees that as of the date hereof, this Grant Notice and the Stock Option Agreement set forth the entire understanding between Participant and the Company regarding any equity-based compensation provided to the Participant and supersede all oral and written agreements on the subject.

INTELIUS INC.	PARTICIPANT

Naveen Jain, Chairman and CEO	Signature

Dated as of .	Dated as of .

Address:
Attachments:
Stock Option Agreement	Taxpayer ID:

INTELIUS, INC.
STOCK OPTION AGREEMENT
     Pursuant to your Stock Option Grant Notice (the “Grant Notice”) and this Stock Option Agreement, Intelius, Inc. (the “Company”) has granted you, the Participant, a Nonqualified Stock Option (the “Option(s)”) to purchase the number of shares of the Company’s Class A Common Stock indicated in your Grant Notice (the “Shares”) at the exercise price indicated in your Grant Notice. Capitalized terms are defined in Section 18 below.
     In consideration of the Options granted to Participant, the Participant agrees to the following terms:
     1. Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in your Grant Notice, provided that vesting will cease upon the termination of your employment or service relationship with the Company or a Related Company.
     2. Securities Law Compliance. The Options and underlying shares have not been, and will not be, registered under the Securities Act of 1933 (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Option holder’s representations as expressed herein. The Option holder understands that the securities are “restricted securities” under applicable U.S. Federal and State securities laws and that, pursuant to these laws, they must hold the securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company has no obligation to register or qualify the Options or underlying shares for resale. If an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Options, and on requirements relating to the Company which are outside the Option holder’s control, and which the Company is under no obligation to, and may not be able to satisfy.
No public market currently exists for any of the Options or the underlying shares issued by the Company, and the Company has made no assurances that a public market will ever exist.
As a condition to the exercise of an Option or any other receipt of Common Stock, the Company may require (a) the Participant to represent and warrant at the time of any such exercise or receipt that such shares are being purchased or received only for the Participant’s own account and without any present intention to sell or distribute such shares and (b) such other action or agreement by the Participant as may from time to time be necessary to comply with the federal, state and foreign securities laws. At the option of the Company, a stop-transfer order against any such shares may be placed on the official stock books and records of the Company, and the following legend indicating that such shares may not be pledged, sold or otherwise transferred, unless an opinion of counsel is provided (concurred in by counsel for the Company) stating that
Intelius Option Agreement-1

such transfer is not in violation of any applicable law or regulation, may be stamped on stock certificates to ensure exemption from registration:
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE LAW, AND NO INTEREST MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (a) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES, (b) THIS COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THIS COMPANY STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (c) THIS COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.
No Option shall entitle the Participant to any cash dividend, voting or other right of a stockholder unless and until the date of issuance of the Shares that are the subject of such Options.
Notwithstanding any other provision of this Agreement, the Company shall have no obligation to issue or deliver any shares of Common Stock pursuant to the exercise of Options or make any other distribution unless, in the opinion of the Company’s counsel, such issuance, delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act or the laws of any state or foreign jurisdiction), and the applicable requirements of any securities exchange or similar entity.
The Company may also require the Participant to execute and deliver to the Company a purchase agreement or such other agreement as may be in use by the Company at such time that describes certain terms and conditions applicable to the shares.
     3. Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state your election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing.
     4. Payment of Exercise Price. The exercise price for shares purchased under an Option shall be paid in full to the Company by delivery of consideration equal to the product of the Option exercise price and the number of shares purchased. Such consideration must be paid before the Company will issue the shares being purchased and must be in a form or a combination of forms acceptable to the Company for that purchase, which forms may include:
     (a) cash;
     (b) check;

     (c) tendering (either actually or, if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, by attestation) shares of Common Stock already owned by the Participant for at least six months (or any shorter period necessary to avoid a charge to the Company’s earnings for financial reporting purposes) that have a fair market value equal to the aggregate exercise price of the shares being purchased under the Option;
     (d) if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, delivery of a properly executed exercise notice, together with irrevocable instructions to a brokerage firm designated by the Company to deliver promptly to the Company the aggregate amount of sale or loan proceeds to pay the Option exercise price and any withholding tax obligations that may arise in connection with the exercise; or
     (e) such other consideration as the Company may permit.
     In addition, to assist a Participant in acquiring shares of Common Stock pursuant to an Option, the Company, in its sole discretion, may authorize, either at the Grant Date or at any time before the acquisition of Common Stock pursuant to the Option award (i) the payment by a Participant of the purchase price of the Common Stock by a promissory note or (ii) the guarantee by the Company of a loan obtained by the Participant from a third party; provided that the Company is not then a public company subject to the Sarbanes-Oxley Act of 2002. Such notes or loans must be full recourse to the extent necessary to avoid charges to the Company’s earnings for financial reporting purposes. Subject to the foregoing, the Company shall in its sole discretion specify the terms of any loans or loan guarantees, including the interest rate and terms of and security for repayment.
     5. Post-Termination Exercises — Treatment Upon Termination of Employment or Service Relationship. The unvested portion of the Option will terminate automatically and without further notice immediately upon your Termination of Service with the Company or a Related Company for any reason. Upon a Termination of Service, you may exercise the vested portion of the Option as follows:
          (a) General Rule. You must exercise the vested portion of the Option on or before the earlier of (i) three months after your Termination of Service and (ii) the Option Expiration Date;
          (b) Early Retirement, Retirement or Disability. If your employment or service relationship terminates due to Early Retirement, Retirement or Disability, you must exercise the vested portion of the Option on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date.
          (c) Death. If your employment or service relationship terminates due to your death, the vested portion of the Option must be exercised on or before the earlier of (i) one year after your Termination of Service and (ii) the Option Expiration Date. If you die after your Termination of Service but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date; and

          (d) Cause. The vested portion of the Option will automatically expire at the time the Company first notifies you of your Termination of Service for Cause. If your employment or service relationship is suspended pending an investigation of whether you will be terminated for Cause, all your rights under the Option likewise will be suspended during the period of investigation. If any facts that would constitute termination for Cause are discovered after your Termination of Service, any Option you then hold may be immediately terminated by the Company.
          (e) A Participant’s change in status from an employee to a consultant, advisor or independent contractor or a change in status from a consultant, advisor or independent contractor to an employee, shall not be considered a Termination of Service for purposes of this Section 5.
          (f) The effect of a Company-approved leave of absence on the application of this Section 5 shall be determined by the Company, in its sole discretion.
     It is your responsibility to be aware of the date the Option terminates.
     6. Withholding Taxes. As a condition to the exercise of any portion of an Option, you must make such arrangements as the Company may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Company may require the Participant to pay to the Company the amount of any taxes that the Company is required by applicable federal, state, local or foreign law to withhold with respect to the grant, vesting or exercise of an Option. The Company shall not be required to issue any shares of Common Stock until such obligations are satisfied.
     The Company may permit or require a Participant to satisfy all or part of his or her tax withholding obligations by (a) paying cash to the Company, (b) having the Company withhold from cash amounts otherwise due or to become due from the Company to the Participant, or (c) having the Company withhold a number of shares of Common Stock that would otherwise be issued to the Participant having a value equal to the tax withholding obligations, or (d) surrendering a number of shares of Common Stock the Participant already owns having a value equal to the tax withholding obligations. The value of the shares so withheld may not exceed the employer’s minimum required tax withholding rate, and the value of the shares so tendered may not exceed such rate to the extent the Participant has owned the tendered shares for less than six months if such limitation is necessary to avoid a charge to the Company for financial reporting purposes.
     7. Assignability. No Option or interest in an Option may be assigned, pledged or transferred by the Participant or made subject to attachment or similar proceedings otherwise than by will or by the applicable laws of descent and distribution, except to the extent a Participant designates a beneficiary on a Company-approved form who may exercise the Option or receive payment under the Option after the Participant’s death. During a Participant’s lifetime, an Option may be exercised only by the Participant.

     8. Adjustments.
     (a) Adjustment of Options. In the event of a subdivision of the outstanding Company capital stock, a declaration of a dividend payable in Company capital stock, a declaration of an extraordinary dividend payable in a form other than capital stock in an amount that has a material effect on the Fair Market Value of the Shares, a combination or consolidation of the outstanding Company capital stock into a lesser number of shares, a recapitalization, a spin-off, a reclassification or a similar occurrence, the Board, in its sole discretion, may make appropriate adjustments in one or more of (i) the number of Shares covered by each outstanding Option or (ii) the Exercise Price under each outstanding Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding. Notwithstanding the foregoing, a dissolution or liquidation of the Company or a Company Transaction (as defined below) shall not be governed by this Section 8(a) but shall be governed by Sections 8(b) and 8(c), respectively.
     (b) Dissolution or Liquidation. To the extent not previously exercised or settled, Options shall terminate immediately prior to the dissolution or liquidation of the Company.
     (c) Company Transaction. In the event of a Company Transaction, each outstanding Option shall be assumed or continued or an equivalent option or right substituted by the surviving corporation, the successor corporation or its parent corporation, as applicable (the “Successor Corporation”). In the event that the Successor Corporation refuses to assume, continue or substitute for the Option, the Company may provide that a Participant may vest in and have the right to exercise the Option as to some or all the shares of Common Stock subject thereto, including shares as to which the Option would not otherwise be vested or exercisable, but unless so provided no such vesting shall occur. The Company shall notify the Participant in writing or electronically of any such vesting and of the time period in connection with the Company Transaction in which the Option must be exercised, and the Option shall terminate upon the expiration of such period. If the consideration received in the Company Transaction is not solely common stock of the Successor Corporation, the Company may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation equal in Fair Market Value to the per share consideration received by holders of Common Stock in the Company Transaction. All Options shall terminate and cease to remain outstanding immediately following the consummation of the Company Transaction, except to the extent assumed by the Successor Corporation.
     (d) Further Adjustment of Options. Subject to Sections 8(b) and 8(c), the Company shall have the discretion, exercisable at any time before a sale, merger, consolidation, reorganization, liquidation, dissolution or change of control of the Company, as defined by the Company, to take such further action as it determines to be necessary or advisable with respect to the Options. Such authorized action may include (but shall not be limited to) establishing, amending or waiving the type, terms, conditions or duration of, or restrictions on, Options so as to provide for earlier, later, extended or additional time for exercise, lifting restrictions and other modifications, and the Board may take such actions with respect to all Participants, to certain categories of Participants or only to individual Participants. The Board may take such action before or after granting Options to which the action relates and before or after any public announcement with respect to such sale, merger, consolidation, reorganization, liquidation, dissolution or change of control that is the reason for such action.
     (e) Limitations. The grant of Options shall in no way affect the Company’s right to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     (f) Fractional Shares. In the event of any adjustment in the number of shares covered by any Option, each such Option shall cover only the number of full shares resulting from such adjustment.
     9. Repurchase and First Refusal Rights.
     (a) First Refusal Rights. Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, the Company shall have the right of first refusal with respect to any proposed sale or other disposition by a Participant of any shares of Common Stock issued pursuant to an Option. Such right of first refusal shall be exercisable in accordance with the terms and conditions established by the Company and set forth in the stock purchase agreement evidencing the purchase of the shares.
     (b) Repurchase Rights. Until the date on which the initial registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act first becomes effective, upon a Participant’s Termination of Service, all shares of Common Stock issued pursuant to an Option (whether issued before or after such Termination of Service) shall be subject to repurchase by the Company, at the Company’s sole discretion, at the Fair Market Value of such shares on the date of such repurchase. The terms and conditions upon which such repurchase right shall be exercisable (including the period and procedure for exercise) shall be established by the Company and set forth in the stock purchase agreement evidencing the purchase of the shares.
     (c) General. The Company may not exercise its first refusal or repurchase rights under this Section 9 earlier than six months and one day following the date the shares were purchased by a Participant (or any shorter period determined by the Company to be sufficient to avoid a charge to the Company’s earnings for financial reporting purposes or required by applicable law).
     The Company’s first refusal and repurchase rights under this Section 9 are assignable by the Company at any time.
     10. Market Standoff. By exercising the Option you agree that the Shares will be subject to the market standoff restrictions on transfer as follows. In the event of an underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, no person may sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose of or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to any shares issued pursuant to an Option without the prior written consent of the Company or its underwriters. Such limitations shall be in effect for such period of time as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days. The limitations of this Section 10 shall in all events terminate two years after the effective date of the Company’s initial public offering.
     In the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company’s outstanding Common Stock effected as a class without the Company’s receipt of consideration, any new, substituted or additional securities distributed with respect to the purchased shares shall be immediately subject to the provisions of this Section 10, to the same extent the purchased shares are at such time covered by such provisions.
     In order to enforce the limitations of this Section 10, the Company may impose stop-transfer instructions with respect to the purchased shares until the end of the applicable standoff period.
     11. Option Not an Employment or Service Contract. Nothing in this Agreement or any Option award will be deemed to constitute an employment contract or confer or be deemed to confer any right for you to continue in the employ of, or to continue any other relationship with, the Company or any Related Company or limit in any way the right of the Company or any Related Company to terminate your employment or other relationship at any time, with or without Cause.
     12. No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Early Retirement, Retirement, Disability or death) of the Termination of Service or if any portion of the Option is canceled or expires unexercised. The loss of existing or potential profit in Options will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.
     13. Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.
     14. Limitation on Rights; No Right to Future Grants; Extraordinary Item of Compensation. By entering into this Agreement and accepting the grant of the Option evidenced hereby, you acknowledge: (a) that the grant of the Option is a one-time benefit which does not create any contractual or other right to receive future grants of options, or benefits in lieu of options; (b) that all determinations with respect to any such future grants, including, but not limited to, the times when options will be granted, the number of shares subject to each option, the option price, and the time or times when each option will be exercisable, will be at the sole discretion of the Company; (c) that the value of the Option is an extraordinary item of compensation which is outside the scope of your employment contract, if any; (d) that the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (e) that the vesting of the Option ceases upon your Termination of Service for any reason except as may otherwise be explicitly provided in this Agreement; (f) that the future value of the Shares underlying the Option is unknown and cannot be predicted with certainty; and (g) that if the Shares underlying the Option do not increase in value, the Option will have no value.
     15. Employee Data Privacy. By entering this Agreement, you (a) authorize the Company and your employer, if different, and any agent of the Company administering the Options or providing Option record keeping services, to disclose to the Company or any of its affiliates any information and data the Company requests in order to facilitate the grant and administration of the Option; (b) waive any data privacy rights you may have with respect to such information; and (c) authorize the Company and its agents to store and transmit such information in electronic form.
     16. Severability. If any provision of this Agreement or any Option is determined to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or would disqualify this Agreement or any Option under any law deemed applicable by the Company, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the Company’s determination, materially altering the intent of this Agreement or the Option, such provision shall be stricken as to such jurisdiction, person or Option, and the remainder of this Agreement or the Option shall remain in full force and effect.
     17. Choice of Law. This Agreement and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by the laws of the United States, shall be governed by the laws of the State of Washington without giving effect to principles of conflicts of law.
     18. Definitions.
     “Board” means the Board of Directors of the Company.
     “Cause,” unless otherwise defined in a written employment, or services or other agreement between the Participant and the Company or a Related Company and the Participant, means dishonesty, fraud, misconduct, unauthorized use or disclosure of confidential information or trade secrets, or conviction or confession of a crime punishable by law (except minor violations), in each case as determined by the Company, and its determination shall be conclusive and binding.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Common Stock” means the Class A Common Stock, par value $0.0001 per share, of the Company.

     “Company Transaction,” unless otherwise defined in a written employment, services or other agreement between the Participant and the Company or a Related Company, means consummation of either:
     (a) a merger or consolidation of the Company with or into any other company, entity or person; or
     (b) a sale, lease, exchange or other transfer in one transaction or a series of related transactions undertaken with a common purpose of all or substantially all the Company’s then outstanding securities or all or substantially all the Company’s assets;
     provided, however, that a Company Transaction shall not include a Related Party Transaction.
     “Disability,” unless otherwise defined by the Company or in the instrument evidencing the Option or in a written employment or services agreement between the Participant and the Company or a Related Company, means a mental or physical impairment of the Participant that is expected to result in death or that has lasted or is expected to last for a continuous period of 12 months or more and that causes the Participant to be unable, in the opinion of the Company, to perform his or her duties for the Company or a Related Company and to be engaged in any substantial gainful activity.
     “Early Retirement” means Termination of Service prior to Retirement on terms and conditions approved by the Company.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the per share value of the Common Stock as established in good faith by the Board.
     “Grant Date” means the date that your Option was granted as it appears on your Grant Notice.
     “Nonqualified Stock Option” means an Option that does not qualify as an incentive stock option under the Code.
     “Option Expiration Date” means, subject to earlier termination in accordance with the terms of the Agreement and the instrument evidencing the Option, ten years from the Grant Date.
     “Participant” means the person to whom an Option is granted.
     “Related Company” means any entity that, directly or indirectly, is in control of, is controlled by, or is under common control with the Company.
     “Related Party Transaction” means (a) a merger or consolidation of the Company in which the holders of the outstanding voting securities of the Company immediately prior to the merger or consolidation hold at least a majority of the outstanding voting securities of the

Successor Company immediately after the merger or consolidation; (b) a sale, lease, exchange or other transfer of the Company’s assets to a majority-owned subsidiary company; (c) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including but not limited to, reincorporating the Company in a different jurisdiction or creating a holding company; or (d) a corporate dissolution or liquidation.
     “Retirement,” unless otherwise defined by the Company from time to time for purposes of the Options, means Termination of Service on or after the date the individual reaches “normal retirement age” as that term is defined in Section 41 l(a)(8) of the Code.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Successor Company” means the surviving company, the successor company or its parent, as applicable, in connection with a Company Transaction.
     “Termination of Service” means a termination of employment or service relationship with the Company or a Related Company for any reason, whether voluntary or involuntary, including death, Disability, Early Retirement or Retirement, as determined by the Board (or an officer designated by the Board) in its sole discretion. Any question as to whether and when there has been a Termination of Service for the purposes of an Option and the cause of such Termination of Service shall be determined by the Board (or an officer designated by the Board) and its determination shall be final. Transfer of the Participant’s employment or service relationship between Related Companies, or between the Company and any Related Company, shall not be considered a Termination of Service for purposes of an Option, but unless the (or an officer designated by the Board) determines otherwise, a Termination of Service shall be deemed to occur if the Participant’s employment or service relationship is with an entity that has ceased to be a Related Company.
     “Vesting Commencement Date” means the Grant Date or such other date selected by the Board as the date from which the Option begins to vest.
Dated as of                     .
PARTICIPANT

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